                                                                   EXHIBIT 10.49

                               SERVICING AGREEMENT

                                  by and among

                     HPSC EQUIPMENT RECEIVABLES 2000-1 LLC I

                                       and

                    HPSC EQUIPMENT RECEIVABLES 2000-1 LLC II

                                   as Issuers,

                                   HPSC, INC.

                                  as Servicer,

                                   HPSC, INC.

                                       and

                     AMERICAN COMMERCIAL FINANCE CORPORATION

                                 as Originators,

                            BNY MIDWEST TRUST COMPANY

                              as Indenture Trustee

                                       and

                            BNY ASSET SOLUTIONS, LLC

                               as Back-Up Servicer

                          Dated as of December 1, 2000

                     HPSC EQUIPMENT RECEIVABLES 2000-1 LLC I

                                       and

                    HPSC EQUIPMENT RECEIVABLES 2000-1 LLC II

                         Equipment Contract Backed Notes

                                TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----
ARTICLE 1         DEFINITIONS....................................................................................      1

         Section 1.01     Definitions............................................................................      1
         Section 1.02     General Interpretive Principles........................................................      1

ARTICLE 2         REPRESENTATIONS, WARRANTIES AND COVENANTS......................................................      2

         Section 2.01     Representations, Warranties and Covenants of the Originators...........................      2
         Section 2.02     Representations, Warranties and Covenants of the Servicer..............................      3
         Section 2.03     Representations and Warranties of the Back-up Servicer.................................      8

ARTICLE 3         PERFECTION OF TRANSFER.........................................................................      9

         Section 3.01     Filing; Custody of Files; Contract Files...............................................      9
         Section 3.02     Name Change or Relocation..............................................................     10
         Section 3.03     Chief Executive Offices................................................................     10
         Section 3.04     Costs and Expenses.....................................................................     10
         Section 3.05     Power of Attorney......................................................................     10

ARTICLE 4         ADMINISTRATION AND SERVICING OF CONTRACTS......................................................     11

         Section 4.01     Acceptance of Appointment; Duties of Servicer..........................................     11
         Section 4.02     Collection of Payments.................................................................     13
         Section 4.03     Servicer Advances......................................................................     15
         Section 4.04     Realization Upon Defaulted Contracts...................................................     15
         Section 4.05     Maintenance of Insurance Policies......................................................     16
         Section 4.06     Reserved...............................................................................     17
         Section 4.07     Servicing Compensation; Payment of Certain Expenses and Custodian Fee by
                          Servicer...............................................................................     17
         Section 4.08     Monthly Statement......................................................................     17
         Section 4.09     Annual Certificates as to Compliance...................................................     18
         Section 4.10     Annual Independent Public Accountant's Reports.........................................     18
         Section 4.11     Access to Certain Documentation and Information Regarding the Pledged Property.........     19
         Section 4.12     Financial Statements...................................................................     20
         Section 4.13     Performance of Back-up Servicer's Duties...............................................     20
         Section 4.14     Indemnity for Liability Claims.........................................................     21

ARTICLE 5         THE SERVICER...................................................................................     21

         Section 5.01     Liability of Servicer; Indemnities.....................................................     21
         Section 5.02     Merger, Consolidation, or Assumption of the Obligations of Servicer....................     22
         Section 5.03     Limitation on Liability of Servicer and Others.........................................     23
         Section 5.04     Servicer Not to Resign.................................................................     23

ARTICLE 6         SERVICING TERMINATION..........................................................................     23

         Section 6.01     Events of Servicing Termination........................................................     23

                                                                                                                     Page
                                                                                                                     ----
         Section 6.02     Resignation of Servicer; Back-up Servicer; Appointment of Successor;
                          Limitations on Liability...............................................................     26
         Section 6.03     Notification to Noteholders............................................................     28
         Section 6.04     Waiver of Past Defaults................................................................     28
         Section 6.05     Effects of Termination of Servicer.....................................................     28

ARTICLE 7         MISCELLANEOUS PROVISIONS.......................................................................     29

         Section 7.01     Amendment..............................................................................     29
         Section 7.02     Counterparts...........................................................................     29
         Section 7.03     Governing Law..........................................................................     30
         Section 7.04     Waiver of Jury Trial...................................................................     30
         Section 7.05     Notices................................................................................     30
         Section 7.06     Severability of Provisions.............................................................     30
         Section 7.07     Third Party Beneficiaries..............................................................     31
         Section 7.08     Assignment.............................................................................     31
         Section 7.09     Binding Effect.........................................................................     31
         Section 7.10     Survival of Agreement..................................................................     31
         Section 7.11     Captions...............................................................................     31
         Section 7.12     Exhibits...............................................................................     31
         Section 7.13     Calculations...........................................................................     31
         Section 7.14     No Proceedings.........................................................................     31
         Section 7.15     Rights of Indenture Trustee............................................................     31

                  This SERVICING AGREEMENT, dated as of December 1, 2000 (this "Agreement") is made by and among HPSC, Inc. ("HPSC"), a Delaware corporation, as servicer (the "Servicer") and as an originator (an "Originator"), American Commercial Finance CORPORATION ("ACFC"), a Delaware corporation as an originator (an "Originator", and together with HPSC, the "Originators"), HPSC Equipment Receivables 2000-1 LLC I and HPSC Equipment Receivables 2000-1 LLC II, each a Delaware limited liability company, as issuers (each an "Issuer" and collectively, the "Issuers"), BNY Midwest Trust Company, an Illinois corporation, not in its individual capacity but solely as indenture trustee (the "Indenture Trustee") and BNY Asset Solutions, LLC, a Delaware limited liability company, as back-up servicer (the "Back-up Servicer").

                                   WITNESSETH:

                  WHEREAS, the Issuers have entered into an Indenture, dated as of the date hereof, with the Servicer, the Originators and the Indenture Trustee pursuant to which the Issuers have pledged the Pledged Property to the Indenture Trustee for the benefit of the Noteholders; and

                  WHEREAS, it is contemplated that following such pledge the Servicer will service the Receivables pursuant to this Agreement for the benefit of the Noteholders; and

                  WHEREAS, each of the Servicer, the Originators and the Issuers agrees that all of the respective representations, warranties, covenants and agreements made by it herein shall also be for the benefit of the Indenture Trustee and the Noteholders;

                  NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE 1

                                   DEFINITIONS

                  Section 1.01 Definitions. Capitalized terms used and not defined herein shall have the meanings specified in Annex A hereto.

                  Section 1.02 General Interpretive Principles.

                  For purposes of this Agreement except as otherwise expressly provided or unless the context otherwise requires:

                           (a) the terms defined in this Agreement have the
meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

                           (b) accounting terms not otherwise defined herein
have the meanings assigned to them in accordance with GAAP as in effect on the date hereof;

                           (c) references herein to "Articles", "Sections",
"Subsections", "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

                           (d) a reference to a Subsection without further
reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

                           (e) the words "herein", "hereof", "hereunder" and
other words of similar import refer to this Agreement as a whole and not to any particular provision; and

                           (f) the term "include" or "including" shall mean
without limitation by reason of enumeration.

                                   ARTICLE 2

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

                  Section 2.01 Representations, Warranties and Covenants of the Originators. Each of the Originators hereby makes the following representations, warranties and covenants to the Indenture Trustee, the Servicer, the Issuers and the Noteholders, on which the Indenture Trustee relies in accepting the Pledged Property in trust and authenticating the Notes and on which the Noteholders have relied and will rely in purchasing the Notes. Such representations, warranties and covenants are made as of the Closing Date, as of each Subsequent Transfer Date and as of each Substitute Transfer Date and shall survive the pledge, transfer, and assignment of any Pledged Property to the Indenture Trustee for the benefit of the Noteholders.

                           (i) Organization and Good Standing. Each of the
Originators is a corporation duly organized, validly existing in good standing under the laws of the State of Delaware, has the power to own its assets and to transact the business in which it is presently engaged, and had at all relevant times and now has the power, authority and legal right to perform its obligations hereunder and under the other Transaction Documents to which it is a party.

                           (ii) Due Qualification. Each of the Originators is
duly qualified to do business as a foreign corporation and is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions where the failure to be so qualified and in good standing or obtain such licenses or approvals would have a material adverse effect on such Originator's business and operations or on the performance of its obligations under the Transaction Documents to which it is a party.

                           (iii) Authorization. Each of the Originators has the
power, authority and legal right to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party, and the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party have been duly authorized by each of the Originators by all necessary corporate action.

                           (iv) Binding Obligation. Each of this Agreement and
the other Transaction Documents to which it is a party, assuming due authorization, execution and delivery by the other parties thereto, constitutes a legal, valid and binding obligation of each of HPSC and ACFC, as applicable, enforceable against HPSC and ACFC, as applicable, in accordance with its terms, except that (A) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditors' rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefore may be brought, whether in a proceeding at law or in equity.

                           (v) No Violation. The consummation by each of HPSC
and ACFC, as applicable, of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and the fulfillment of the terms hereof and thereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice, lapse of time or both) a default under, the articles of incorporation or by-laws of HPSC or ACFC, as applicable, or any material indenture, agreement, mortgage, deed of trust or other instrument to which HPSC or ACFC, as applicable, is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its material properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than as contemplated in any Transaction Document, or violate any law or any order, rule or regulation applicable to HPSC or ACFC, as applicable, of any court or of any Governmental Authority having jurisdiction over HPSC or ACFC, as applicable, or any of its properties.

                           (vi) No Proceedings. There are no Proceedings or
investigations to which HPSC or ACFC, as applicable, or any of their respective Affiliates, is a party pending or, to the best of HPSC's or ACFC's, as applicable, knowledge, threatened before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (A) asserting the invalidity of this Agreement, the other Transaction Documents or the Notes, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or the other Transaction Documents or (C) seeking any determination or ruling that is reasonably likely to materially and adversely affect the performance by HPSC or ACFC, as applicable, of its obligations under, or the validity or enforceability of, this Agreement or the other Transaction Documents to which it is a party.

                           (vii) Approvals. All approvals, authorizations,
consents, orders or other actions of any Person or court required on the part of each of the Originators in connection with the execution and delivery of this Agreement and the other Transaction Documents to which it is a party have been or will be taken or obtained on or prior to the Closing Date.

                  Section 2.02 Representations, Warranties and Covenants of the Servicer. The Servicer hereby makes the following representations, warranties and covenants to the Indenture Trustee, the Originators, the Issuers and the Noteholders, on which the Indenture Trustee relies in accepting the Pledged Property in trust and authenticating the Notes and on which the Noteholders have relied or will rely in purchasing the Notes. Such representations, warranties and covenants are made as of the Closing Date, as of each Subsequent Transfer Date and as of each Substitute Transfer Date and shall survive the pledge, transfer, and assignment of any Pledged Property to the Indenture Trustee for the benefit of the Noteholders.

                  (a) The Servicer represents and warrants as to itself:

                           (i) Organization and Good Standing. The Servicer is a
corporation duly organized, validly existing in good standing under the laws of the State of Delaware, has the power to own its assets and to transact the business in which it is presently engaged, and had at all relevant times and now has the power, authority and legal right to service the Contracts and perform its obligations hereunder and under the other Transaction Documents to which it is a party.

                           (ii) Due Qualification. The Servicer is duly
qualified to do business as a foreign corporation and is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions where the failure to be so qualified and in good standing or obtain such licenses or approvals would have a material adverse effect on the Servicer's business and operations or the servicing of the Contracts as required by this Agreement or the performance of its obligations under the Transaction Documents to which it is a party.

                           (iii) Authorization. The Servicer has the power,
authority and legal right to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party, and the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party have been duly authorized by the Servicer by all necessary corporate action.

                           (iv) Binding Obligation. Each of this Agreement and
the other Transaction Documents to which it is a party, assuming due authorization, execution and delivery by the other parties thereto, constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, except that (A) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditors' rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, whether in a proceeding at law or in equity.

                           (v) No Violation. The consummation by the Servicer of
the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and the fulfillment of the terms hereof and thereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice, lapse of time or both) a default under, the articles of incorporation or by-laws of the Servicer, or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its material properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than as contemplated in any Transaction Document, or violate any law or any order, rule or regulation applicable to the Servicer of any court or of any Governmental Authority having jurisdiction over the Servicer or any of its properties.

                           (vi) No Proceedings. There are no Proceedings or
investigations to which the Servicer, or any of the Servicer's Affiliates, is a party pending or, to the best of the Servicer's knowledge, threatened before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (A) asserting the invalidity of this Agreement or the other Transaction Documents or the Notes, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or the other Transaction Documents or (C) seeking any determination or ruling that is reasonably likely to materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or the other Transaction Documents to which it is a party.

                           (vii) Approvals. All approvals, authorizations,
consents, orders or other actions of any Person or court required on the part of the Servicer in connection with the execution and delivery of this Agreement and the other Transaction Documents to which it is a party have been or will be taken or obtained on or prior to the Closing Date.

                           (viii) Event of Servicing Termination. No Event of
Servicing Termination has occurred and no condition exists, which, upon the issuance of the Notes, would constitute an Event of Servicing Termination.

                           (ix) Year 2000 Problems. None of the Servicer, any
major supplier, vendor or customer experienced any "Year 2000 Problem" (that is, the risk that computer applications used by the Servicer (or suppliers, vendors and customers) were unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999) in any way that materially and adversely affected the performance of the Servicer.

                  (b) The Servicer additionally covenants as follows as to the Pledged Property:

                           (i) Contract Management System. The Servicer will, at
its own cost and expense, (A) retain the Contract Management System, or an alternative system of equal capability, used by the Servicer as a master record of the Contracts and (B) mark the Contract Management System to the effect that the Contracts listed thereon have been conveyed to the Issuers pursuant to the Receivables Transfer Agreement and pledged by the Issuers to the Indenture Trustee for the benefit of the Noteholders pursuant to the Indenture.

                           (ii) Compliance with Law. The Servicer will comply,
in all material respects, with all acts, rules, regulations, orders, decrees and directions of any Governmental Authority applicable to the Contracts and the Equipment or any part thereof; provided, however, that the Servicer may contest any act, regulation, order, decree or direction in any reasonable manner which shall not materially and adversely affect the rights of the Noteholders in the Contracts, the Equipment and any other collateral securing the Contracts; and provided, further, that such contests shall be in good faith by appropriate proceedings and as to which adequate reserves in accordance with GAAP have been established, but only so long as such proceedings shall not individually or in the aggregate subject the Indenture Trustee or any Noteholder to any civil or criminal liability or involve any risk of loss or decline in the value of any collateral.

                           (iii) Preservation of Security Interest. The Servicer
shall execute and file such continuation statements and any other documents reasonably requested by the Indenture Trustee or any Noteholder or which may be required by law (in any case, with respect to the Equipment, subject to the Filing Requirements) to fully preserve and protect the interest of the Indenture Trustee on behalf of the Noteholders in and to the Pledged Property.

                           (iv) Obligations with Respect to Contracts. The
Servicer will use commercially reasonable efforts to duly fulfill, and comply in all material respects with, all obligations on the part of the "lessor" or "lender," as applicable, to be fulfilled under or in connection with each Contract, and the Servicer will do nothing to impair the rights of the Indenture Trustee in the Contracts, the Equipment and any other Collateral; provided, however, that any successor Servicer will be obligated to use commercially reasonable efforts to duly fulfill and comply with the obligations on the part of the "lessor" or "lender," as applicable, under each Contract only to the extent that any out-of-pocket costs associated with such compliance or fulfillment are reimbursed.

                           (v) Notification. The Servicer agrees to notify the
Issuers, the Noteholders and the Indenture Trustee in writing as soon as practicable, but in no event later than three (3) Business Days after the earlier of the Servicer's discovery or its receipt of notice thereof, of a material breach of any representation or warranty contained herein, or the failure of the Servicer to perform its duties hereunder in any material respect.

                           (vi) Lien in Force. The Servicer shall not release or
assign any Lien in favor of the Indenture Trustee on any item of Equipment related to or Contract or any other Collateral in whole or in part, except in accordance with its Servicing Standard or as otherwise provided herein. The Servicer shall use commercially reasonable efforts to remove, or to cause the related Obligor to remove, any Liens on the Pledged Property other than the Lien created pursuant to the Indenture or other liens which do not constitute Adverse Claims.

                           (vii) Fulfill Obligations. The Servicer will in all
material respects duly fulfill all obligations on the Servicer's part to be fulfilled under or in connection with the Pledged Property. The Servicer will not amend, rescind, cancel or modify any Contract or term or provision thereof, except in accordance with the Servicing Standard or as contemplated herein, and the Servicer will not do anything that would otherwise impair the rights of the Noteholders in the Pledged Property.

                           (viii) Preservation of the Equipment. As more
specifically set forth in this Agreement, in performing its servicing duties hereunder, the Servicer shall, in accordance with the Servicing Standard, collect all payments required to be made by the Obligors under the Contracts, enforce all material rights of the Issuers under the Contracts and defend the Equipment and all other Collateral against all Persons, claims and demands whatsoever. The Servicer shall not assign, sell, pledge, or exchange, or in any way encumber or otherwise dispose of the Equipment, except as permitted under this Agreement and the Indenture.

                           (ix) Notice of Event of Servicing Termination; Other
Requested Information. The Servicer shall deliver to the Issuers, each Noteholder, a Responsible Officer of the Indenture Trustee and the Rating
Agencies:

                                    (1) Notice of Event of Servicing
Termination. Immediately upon becoming aware of the existence of any condition or event which constitutes an Event of Servicing Termination or an Event of Default, or any event which, with the lapse of time and/or the giving of notice, would constitute an Event of Servicing Termination or an Event of Default and which, in each case, has not been waived in writing by the Majority Holders, a written notice describing its nature and period of existence and, in the case of an Event of Servicing Termination, the action the Servicer is taking or proposes to take with respect thereto; and

                                    (2) Requested Information. With reasonable
promptness, any other data and information in the possession of the Servicer which may be reasonably requested from time to time, including any information required to be made available at any time to any prospective transferee of any Notes in order to satisfy the requirements of Rule 144A under the Securities Act, provided that, if the Back-up Servicer becomes a Successor Servicer, such Successor Servicer may attach any reasonable disclaimer to any information provided to the Servicer by any third party.

                           (x) Delivery of Contracts. Upon an Event of Servicing
Termination, the Servicer shall promptly deliver to the Custodian any Contract Files, or portion thereof, as applicable, that may have been delivered to the Servicer pursuant to Section 3.01(b) hereof.

                           (xi) Prepayments. The Servicer may accept Prepayments
in part or in full; provided, that (1) in the event of a Prepayment in full, the Servicer may consent to such Prepayment only if an amount not less than the Prepayment Amount is deposited in the Collection Account and (2) in the event of a partial Prepayment, the Servicer may consent to such partial Prepayment only if (x) following such partial Prepayment there are no delinquent amounts then due from the related Obligor and (y) such partial Prepayment will not reduce (A) in the case of Contracts which are not Revolving Loans, the Discounted Contract Balance by more than an amount equal to (I) the amount of such partial Prepayment, minus (II) unpaid interest at the Discount Rate, accrued through the end of the Collection Period immediately following such partial Prepayment on the outstanding Discounted Contract Balance prior to such partial Prepayment and
(B) in the case of Contracts which are Revolving Loans, the Outstanding Revolver Balance by more than an amount equal to (I) the amount of such partial Prepayment, minus (II) unpaid interest accrued through the end of the Collection Period immediately following such partial Prepayment on the Outstanding Revolver Balance prior to such partial Prepayment. The Servicer shall not accept Prepayments on Contracts with an Outstanding Contract Balance in excess of 20% of the Aggregate Outstanding Contract Balance.

                           (xii) Partial Prepayment Recalculations. In the event
of a partial Prepayment, the Servicer shall recalculate the Discounted Contract Balance and the Outstanding Revolver Balance, as applicable, and the allocation of Scheduled Payments to principal and interest.

                           (xiii) No Ownership Interest. The Servicer does not
have any ownership interest in the Pledged Property and will not assert any ownership interest in the Pledged Property.

                           (xiv) Collection Policies and Procedures. The
Servicer shall not amend, modify or otherwise change its Collection Policies and Procedures in any manner without providing prior written notice to the Indenture Trustee and the Noteholders, and without the prior written consent of the Indenture Trustee and the Majority Holders if such amendment, modification or change could materially and adversely affect the collectability or the credit quality of the Contracts. The Servicer shall notify the Indenture Trustee and the Rating Agencies of any such proposed change and the Indenture Trustee shall notify the Noteholders and seek the consent of the Majority Holders.

                  Section 2.03 Representations and Warranties of the Back-up Servicer. The Back-up Servicer hereby makes the following representations and warranties on which the Originators, the Issuers, the Servicer, the Indenture Trustee and Noteholders shall be entitled to rely:

                           (i) The Back-up Servicer is a Delaware limited
liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware.

                           (ii) The Back-up Servicer has full power, authority
and legal right to execute, deliver, and perform this Servicing Agreement, and has taken all necessary action to authorize the execution, delivery, and performance by it of this Servicing Agreement.

                           (iii) The execution, delivery and performance by the
Back-up Servicer of this Servicing Agreement and any other documents and transactions in connection herewith to which the Servicer is party do not and will not (i) violate any of the provisions of the organizational documents of the Back-up Servicer, (ii) violate any provision of any law, governmental rule or regulation currently in effect applicable to the Back-up Servicer or its properties or by which the Back-up Servicer or its properties may be bound or affected, (iii) violate any judgment, decree, writ, injunction, award, determination or order currently in effect applicable to the Back-up Servicer or its properties or by which the Back-up Servicer or its properties are bound or affected, (iv) conflict with, or result in a breach of, or constitute a default under, any of the provisions of any material indenture, mortgage, deed of trust, contract or other instrument to which the Back-up Servicer is a party or by which it is bound or (v) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, mortgage, deed of trust, contract or other instrument.

                           (iv) The execution, delivery and performance by the
Back-up Servicer of this Servicing Agreement does not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency regulating the banking and corporate trust activities of the Back-up Servicer.

                           (v) This Servicing Agreement has been duly executed
and delivered by the Back-up Servicer and constitutes the legal, valid, and binding agreement of the Back-up Servicer, enforceable in accordance with its terms subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally applicable in the event of the bankruptcy, insolvency or reorganization of the Servicer and to general principles of equity.

                           (vi) There is no pending or, to the best of the
Back-up Servicer's knowledge, threatened action, suit, proceeding or investigation before any court, administrative agency, arbitrator or governmental body against or affecting the Back-up Servicer which, if decided adversely, would materially and adversely affect (i) the condition (financial or otherwise), business or operations of the Back-up Servicer, (ii) the ability of the Back-up Servicer to perform its obligations under, or the validity or enforceability of, this Servicing Agreement or any other documents or transactions contemplated hereunder, (iii) any Pledged Property or title of any Obligor to any Pledged Property or (iv) the Indenture Trustee's ability to foreclose or otherwise enforce the liens of the Contracts.

                                   ARTICLE 3

                             PERFECTION OF TRANSFER

                  Section 3.01 Filing; Custody of Files; Contract Files.

                           (a) On the Closing Date with respect to the Initial
Receivables, on the related Subsequent Transfer Date with respect to Subsequent Receivables and on the related Substitute Transfer Date with respect to Substitute Contracts, the Servicer shall submit the Financing Statements for filing in the respective filing offices named therein, and upon receipt of the filed stamped copies thereof, the Servicer shall promptly deliver such filed stamped copies to the Custodian. From time to time thereafter, the Servicer shall protect each of the Issuers', the Indenture Trustee's and the Noteholders' interests, as such interests may appear, in the Pledged Property by the filing of financing statements, amendments thereto and continuation statements (in each case, subject to the Filing Requirements), executing transfer instruments and making notations on or taking possession of all records or documents of title, and other actions requested by the Indenture Trustee or the Majority Holders, in each case which would not require the Servicer to incur any out-of-pocket expenses which are not reimbursable to the Servicer pursuant to this Agreement.

                           (b) Pursuant to the Indenture, the Indenture Trustee,
on behalf of the Issuers, acknowledges the pledge of the Pledged Property by LLC I and LLC II, as applicable, to the Indenture Trustee and declares that the Indenture Trustee will hold such Pledged Property, and maintain control of the Contract Files held by the Custodian, in trust, for the use and benefit of the Noteholders.

                  Section 3.02 Name Change or Relocation. If any change is to occur in an Issuer's name, identity or structure, or in the location of its principal place of business or chief executive office, then such Issuer shall deliver thirty (30) days' prior written notice of such change or relocation to the Servicer, the Indenture Trustee, the Custodian and the Noteholders. No later than five days after the effective date of such change, the Servicer on behalf of the Issuers shall file such amendments or statements as may be required to preserve and protect the Indenture Trustee's interest in the Pledged Property, and shall deliver copies thereof to the Indenture Trustee.

                  Section 3.03 Chief Executive Offices. During the term of this Agreement and the Indenture, each of the Originators and the Initial Servicer will remain incorporated and maintain its chief executive office and principal place of business in one of the States of the United States.

                  Section 3.04 Costs and Expenses. The Servicer agrees to pay all costs and disbursements in connection with filing financing statements and continuation statements, as against all third parties, of the Indenture Trustee's right, title and interest in and to the Pledged Property (subject to the Filing Requirements with respect to the Equipment). The Initial Servicer agrees to pay all taxes (other than net income taxes or taxes imposed in lieu thereof), if any, owed in connection with ownership, transfer or sale of the Collateral, together with all taxes required by the terms of the Contracts to be paid by the Servicer on behalf of the related Obligors. The Initial Servicer shall not be entitled to reimbursement for any such costs or disbursements, other than from the Excluded Amounts retained by the Servicer.

                  Section 3.05 Power of Attorney. The Initial Servicer hereby irrevocably constitutes and appoints the Indenture Trustee, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Issuer and in the name of the Servicer or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Servicer hereby gives the Indenture Trustee the power and right, on behalf of the Servicer, without notice to or assent by the Servicer, to do any or all of the following:

                           (i) after an Event of Default or Event of Servicer
Termination has occurred and is continuing, at any time, in the name of the Servicer or its own name, or otherwise, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments, general intangibles or contracts or with respect to any other collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Indenture Trustee for the purpose of collecting any and all such moneys due under any account, instrument, general intangible or contract with respect to the Pledged Property or to any other collateral whenever payable; and

                           (ii) whether or not an Event of Default or Event of
Servicer Termination has occurred, execute and deliver any and all agreements, instruments, documents and papers (including, without limitation, UCC Financing Statements) as the Indenture Trustee or a Noteholder may request to perfect the Indenture Trustee's security interest in the Pledged

Property (and subject to the Filing Requirements with respect to the Equipment) or any other Collateral and the goodwill and general intangibles of such Issuer relating thereto or represented thereby.

                                   ARTICLE 4

                    ADMINISTRATION AND SERVICING OF CONTRACTS

                  Section 4.01 Acceptance of Appointment; Duties of Servicer.
(a) The Servicer shall service, administer and enforce the Contracts as Servicer and shall have full power and authority to do any and all things in connection with such servicing and administration which it may deem necessary or desirable; provided, that such things are not inconsistent with the terms of this Agreement. The Servicer will manage, service, administer, and make collections on the Contracts in accordance with the terms of this Agreement, the Contracts, the Credit and Collection Policies and Procedures and applicable law and, to the extent consistent with such terms, in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers leases and loans of similar credit quality for itself or others, if any, but in any event, with no less care, skill, prudence and diligence than the customary and usual standards of practice of prudent institutional small and middle ticket equipment finance lease, receivable finance and professional practice finance servicers and, in each case, taking into account its other obligations hereunder (the "Servicing Standard"). Notwithstanding the prior sentence, the Servicer shall have previously directed or shall direct, not later than five Business Days after the Closing Date, the Subsequent Transfer Date, or the Substitute Transfer Date, as the case may be, each Obligor to make all payments with respect to the respective Contracts which are due after the related Cut-Off Date directly to the Lockbox Account. The Servicer's duties shall include collection and posting of all payments, responding to inquiries of Obligors on the Contracts, investigating delinquencies, accounting for collections and furnishing monthly, quarterly and annual statements as provided herein, making Servicer Advances and using commercially reasonable efforts to maintain the first priority perfected security interest of the Indenture Trustee for the benefit of the Noteholders in the Issuers' interest in the Contracts and, in accordance with the Filing Requirements, in the related Equipment, including, but not limited to, the filing of any financing or continuation statements required to be filed pursuant to the UCC, which continuation statements shall be filed on or before the 60th day prior to the expiration date of such financing statement; and promptly delivering evidence of all such filings to the Custodian, with a copy to the Indenture Trustee, with evidence of the filing of continuation statements being delivered on or before the 30th day before the expiration of such financing statements. The Servicer shall follow its customary standards, policies, and procedures as set forth in its Credit and Collection Policies and Procedures and shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration, and collection that it may deem necessary or desirable, subject to Section 2.02(b)(x). The Servicer may waive, modify or vary any term of a Contract in accordance with the Servicing Standard or otherwise as required by law if the Servicer determines, in its reasonable and prudent judgment, that it will not materially and adversely affect the Noteholders; provided, that the Servicer may only make Material Modifications to Contracts having an aggregate Outstanding Contract Balance (calculated as of the last day of the immediately preceding Collection Period prior to the date of such modification) not to exceed $20,000,000.

In no event shall the Servicer make a Material Modification to any Contract which would result in (i) the Outstanding Contract Balance of Contracts modified during any one Collection Period being less than the aggregate Outstanding Contract Balance of such Contracts immediately prior to such modification or (ii) the term of such Contract being extended by more than 6 months, provided, that in no event shall any such extension cause the maturity date of such Contract to be extended beyond a date which is later than 6 months prior to the latest Stated Maturity Date. With (i) the prior written consent of
(a) Majority Holders and (b) the Rating Agencies, or (ii) the unanimous written consent of the Noteholders, the Servicer may make Material Modifications in excess of such $20,000,000 limit. If the Servicer determines that a Material Modification should be made, the Servicer shall forward such recommendation to the Indenture Trustee and the Indenture Trustee shall forward such recommendation to the Noteholders for their consent to such action. If such consent is not received within 30 days, the Indenture Trustee shall notify the Servicer and such consent shall be deemed denied. If the Servicer commences a legal proceeding to enforce a Defaulted Contract pursuant to Section 4.04 hereof or participates in a legal proceeding (including, without limitation, a bankruptcy proceeding relating to or involving a Defaulted Contract), the Indenture Trustee shall thereupon be deemed to have automatically assigned such Contract to the Servicer solely for purposes of commencing or participating in any such proceeding as a party or claimant, and the Servicer is authorized and empowered by the Indenture Trustee, pursuant to this Section 4.01, to execute and deliver, on behalf of the Indenture Trustee, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceedings (without representation, warranty or recourse on behalf of the Indenture Trustee). The Indenture Trustee, the Originators and the Issuers, as applicable, shall furnish the Servicer, and the Servicer shall furnish any subservicer, with any powers of attorney and other documents necessary or appropriate to enable the Servicer or a subservicer, as applicable, to carry out its servicing and administrative duties under this Agreement. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Contract on the ground that it shall not be a real party in interest or a holder entitled to enforce the Contract, the Issuers shall, at the Originators' expense and direction, take steps to enforce the Contract, including bringing suit in its name or the name of the Indenture Trustee (prior written notice of which shall be given to the Indenture Trustee and the Noteholders.

                           (b) Consent to Assignment or Replacement. At the
request of an Obligor, the Servicer may, so long as such action is consistent with the Servicing Standard, consent to the assignment or sublease of a unit of Equipment under a Contract provided that the Obligor will remain liable for all of its obligations under such Contract; provided, however, that such assignee or sub-lessee must satisfy the credit criteria set forth in the Credit and Collection Policies and Procedures. Upon the request of any Obligor, the Initial Servicer may, so long as such action is consistent with the Servicing Standard, provide for additions and upgrades to a Contract, and the substitution or replacement of any unit of Equipment for a substantially similar unit of additional equipment having substantially the same fair market value as the unit of Equipment that will be replaced or substituted.

                           (c) Maintenance of Credit Files and Contract Files.
The Servicer (i) shall maintain the Credit Files in a manner consistent with the Servicing Standard and the performance of its obligations as Servicer pursuant to this Agreement and will not dispose of any documents constituting the Contract Files (other than Contract Files which relate solely to an Early Termination Contract, an Expired Contract or a Purchased Contract and, to the extent applicable, the related Collateral, but solely to the extent that the Obligor has paid all amounts due with respect to such Contract in full), (ii) will use reasonable efforts not to permit any person other than the Indenture Trustee to maintain any Adverse Claim upon any Contract File (other than Contract Files which relate solely to an Early Termination Contract, an Expired Contract or a Purchased Contract and, to the extent applicable, the related Collateral, but solely to the extent that the Obligor has paid all amounts due with respect to such Contract in full) and
(iii) except as otherwise permitted pursuant to Section 3.01(b)(ii), will not permit any person other than the Custodian to maintain possession of any Contract File (other than Contract Files which relate solely to an Early Termination Contract, an Expired Contract or a Purchased Contract and, to the extent applicable, the related Collateral but solely to the extent that all Scheduled Payments due with respect to such Contract have been deposited in the Collection Account).

                           (d) Subservicers. The Servicer may enter into
servicing agreements with one or more subservicers to perform all or a portion of the servicing functions on behalf of the Servicer; provided, that the Servicer will remain obligated and be liable to the Indenture Trustee and the Issuers for servicing and administering the Contracts in accordance with the provisions of this Agreement without diminution of such obligation and liability by virtue of the appointment of such subservicer, to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Contracts. The fees and expenses of the subservicer (if any) will be as agreed between the Servicer and its subservicer and paid by the Servicer from its own funds, and neither the Indenture Trustee, the Issuers nor the Noteholders will have any responsibility therefor. All actions of a subservicer taken pursuant to such a subservicer agreement will be taken as an agent of the Servicer with the same force and effect as though performed by the Servicer. Each subservicing agreement, if any, shall provide that upon the occurrence of an Event of Servicing Termination, the successor Servicer may assume or reject such subservicing agreement. The Servicer may engage ACFC as its subservicer in respect of the Revolving Loans and future advances thereunder.

                           (e) Further Assurances. The Indenture Trustee, the
Originators and the Issuers will furnish the Servicer, and the Servicer will furnish any subservicer, with any powers of attorney and other documents necessary or appropriate to enable the Servicer or a subservicer, as applicable, to carry out its servicing and administrative duties under this Agreement.

                           (f) Notice to Obligors. The Servicer shall be
required to notify each Obligor in accordance with Section 4.01(a) hereof to make its payments to the Lockbox Account; provided, however, that in the event that any Servicer resigns or is replaced, then if the place for payment pursuant to any Contract is changed, the Successor Servicer must give each related Obligor prompt written notice of its appointment and the place to which such Obligor should make payments pursuant to each such Contract.

                  Section 4.02 Collection of Payments. (a) The Servicer shall use commercially reasonable efforts to collect all payments called for under the terms and provisions of the Contracts as and when the same shall become due, and shall follow such collection procedures as it follows with respect to all comparable Contracts that it services for itself or others in a manner consistent with the Servicing Standard. The Servicer may in its reasonable discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Contract.

                           (b) Notwithstanding the terms of any Contract, the
Servicer may in its discretion allow full Prepayments of a Contract by or on behalf of the Obligor in accordance with Section 2.02(b)(xi) hereof. All Prepayments, if any, received directly by the Servicer, notwithstanding the Servicer's notice to each Obligor pursuant to Section 4.01(f) hereof, shall be deposited in the Collection Account within two Business Days of receipt by the Servicer.

                           (c) To the extent provided for in any Contract, the
Servicer shall make commercially reasonable efforts to collect all payments with respect to amounts due for maintenance, taxes or assessments on the Equipment, any other Collateral or the Contracts and shall remit such amounts to the appropriate maintenance provider or Governmental Authority on or prior to the date such payments are due.

                           (d) The Servicer shall withdraw from the Lockbox
Account all Excluded Amounts and may deduct from amounts otherwise payable to the Collection Account the amounts described in clause (i) and (ii) of the last sentence of Section 3.01 of the Indenture, and shall deposit or cause the Lockbox Bank to deposit all Collections received in the Lockbox Account on an as collected basis by wire transfer into the Collection Account no later than the second Business Day following the date of receipt of any Collections in the Lockbox Account or otherwise by the Servicer. The Servicer shall notify the Indenture Trustee in writing in the Monthly Statement of all amounts transferred into the Collection Account during the immediately preceding Collection Period. The Servicer shall deposit on the related Conveyance Date into the Collection Account all Collections received during the period from the applicable Cut-Off Date through the Closing Date, the Subsequent Transfer Date or the Substitute Transfer Date, as the case may be.

                           (e) Based upon the amounts set forth in the Monthly
Statement, the Servicer shall cause the Indenture Trustee to distribute the Available Funds in the Collection Account according to the priority set forth in
Section 3.04(b) of the Indenture.

                           (f) In the event that the Servicer acquires title to
any item of Equipment in the enforcement of any Contract, the Servicer shall use commercially reasonable efforts to sell or otherwise dispose promptly of such item of Collateral, consistent with the Servicing Standard. The Servicer shall not lease, operate or otherwise manage any such items of Collateral unless prior thereto, the Servicer remits to the Collection Account the related Prepayment Amount with respect to such Contract.

                           (g) Any payments (net of Excluded Amounts except
taxes) received from, or on behalf of, an Obligor with respect to a Contract will be allocated first to amounts then payable under the Contract which became due and payable first.

                           (h) The Servicer shall not allow an offset of the
amount of any security deposit against any Scheduled Payment under such Contract.

                  Section 4.03 Servicer Advances. If on any Determination Date occurring prior to the payment in full of the Notes, the Servicer determines that any Scheduled Payments or Final Scheduled Payments due on the Contracts with respect to the related Collection Period have not been received by such Determination Date, the Servicer, to the extent that in its good faith business judgment it determines that it can recoup such Servicer Advance from subsequent collections or recoveries under the related Contract, shall make a Servicer Advance up to an amount equal to the amount of such delinquent Scheduled Payments. The Servicer shall deposit any Servicer Advances into the Collection Account on such Determination Date in same day funds. The Servicer shall be reimbursed for any outstanding Servicer Advance pursuant to Article III of the Indenture from collections on the Contracts or amounts on deposit in the Collection Account on any Payment Date. If at any time HPSC or any of its Affiliates is no longer acting as Servicer hereunder, no successor Servicer shall be required to make any Servicer Advance.

                  Section 4.04 Realization Upon Defaulted Contracts. (a) The Servicer shall use commercially reasonable efforts, consistent with the Servicing Standard, to accelerate, repossess, foreclose upon, or otherwise comparably convert the ownership of any Collateral that it has reasonably determined should be repossessed or otherwise converted following a default under the Contract, remarket, either through sale or release, the Collateral upon the expiration of the term of the related Contract and act as sales and processing agent for Collateral which it repossesses. The Servicer shall follow such practices and procedures as are consistent with the Servicing Standard and as it shall deem necessary or advisable and as shall be customary and usual in its servicing of contracts similar to the contracts and other actions by the Servicer in order to realize upon such a Contract, which may include commercially reasonable efforts to enforce any recourse obligations of Obligors and repossessing and selling the Collateral at public or private sale. The foregoing is subject to the provision that, in any case in which the Collateral shall have suffered damage, the Servicer shall not be required to expend funds in connection with any repair or towards the repossession of such Collateral unless it shall determine in its discretion that such repair and/or repossession will increase the Liquidation Proceeds by an amount greater than the amount of such expenses.

                           (b) Notwithstanding the foregoing, the Servicer shall
take action to accelerate all amounts due under any Contract immediately after such Contract becomes a Defaulted Contract and shall, in accordance with its Credit and Collection Policies and Procedures, bring an action against the Obligor for all amounts due under the Contract and, to the extent applicable, institute proceedings to repossess, foreclose upon and sell or re-lease the Collateral; provided, however, that the Servicer will not accelerate any Scheduled Payment unless permitted to do so by the terms of the Contract or under applicable law; and provided, further, that the Servicer shall not declare an Obligor to be in default under a Contract nor exercise any other remedies under such Contract based solely on a default by such Obligor under any other obligation of such Obligor to the Originators or either of their Affiliates, if such Obligor is not also in default under such Contract unless it concludes that declaring such default is in the best interest of the Noteholders or will maximize potential recoveries from such Obligor for the Issuers for the benefit of the Noteholders. To the extent that an escrow account has been established by the related Obligor to cover defaults on contracts between such Obligor and an Originator, amounts in such escrow account shall be applied against defaults under each such contract in the order that such defaults occur with respect to any such contract.

                           (c) The Servicer shall remit to the Collection
Account within two Business Days of receipt all Liquidation Proceeds, if any, received directly by the Servicer, notwithstanding the Servicer's notice to each Obligor pursuant to Section 4.01(f) hereof, in connection with the sale or disposition of a Defaulted Contract to the extent such Liquidation Proceeds do not constitute Excluded Amounts.

                           (d) The Servicer shall remit to the Collection
Account within two Business Days of receipt all payments made directly to the Servicer, notwithstanding any notice given pursuant to Section 4.01(f) hereof, with respect to any guaranties of an Obligor's obligations under any Contract.

                  Section 4.05 Maintenance of Insurance Policies. (a) In connection with its activities as Servicer of the Contracts, the Servicer agrees to present claims to the insurer under each Insurance Policy, and to settle, adjust and compromise such claims, in each case, consistent with the terms of each Contract. The Servicer shall remit to the Collection Account within two Business Days of receipt all Insurance Proceeds received directly by the Servicer with respect to any Contract, Equipment or any other Collateral subject thereto, notwithstanding any notice given pursuant to Section 4.01(f) hereof.

                           (b) In addition to the insurance maintained by the
Obligors with respect to the Equipment or any other Collateral, the Servicer (or an Affiliate of the Servicer) maintains, and at all times while acting as Servicer hereunder shall continue to maintain a general liability insurance policy in the aggregate amount of $2,000,000 and an excess liability insurance policy in umbrella form in the aggregate amount of $5,000,000. All premiums in respect of such policies have been paid and shall continue to be promptly paid as such premiums become due. The Indenture Trustee shall at all times while the Notes are outstanding be named as an additional insured on such casualty and liability policies maintained by the Servicer. In the event the Back-up Servicer, when acting as Servicer hereunder, maintains such insurance policy and the cost of such insurance policy is in excess of the cost of insurance policies otherwise maintained by the Back-up Servicer, such cost shall be reimbursed to the Back-up Servicer in its capacity as Servicer as an expense pursuant to
Section 3.04(b) of the Indenture.

                           (c) The Servicer shall maintain errors and omissions
insurance with respect to the Servicer, its employees and agents, a fidelity bond and coverage in respect of crime and breaches of fiduciary duty ("Fiduciary Insurance") in such form and amount as is customary for institutions acting as custodian of funds in respect of equipment leases, loans or receivables on behalf of institutional investors. Any such fidelity bond and errors and omissions insurance shall protect and insure the Servicer and the Indenture Trustee on behalf of the Noteholders against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons and shall be maintained in a form and amount that would meet the requirements of prudent institutional equipment lease and loan servicers. No provision of this
Section 4.05 requiring such fidelity bond, Fiduciary Insurance and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Servicing Agreement. The Servicer shall be deemed to have complied with this provision if one of its respective Affiliates has such fidelity bond, Fiduciary Insurance and errors and omissions policy coverage and, by the terms of such fidelity bond, Fiduciary Insurance and errors and omissions policy, the coverage afforded thereunder extends to the Servicer and the Indenture

Trustee on behalf of the Noteholders. The Servicer shall cause each and every subservicer for it to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements. The Indenture Trustee, on behalf of the Noteholders, shall be named an additional insured and upon a request of the Indenture Trustee, the Servicer shall cause to be delivered to the Indenture Trustee a certification evidencing coverage under such fidelity bond and insurance policy. Any such fidelity bond or insurance policy shall not be (i) canceled unless the Servicer has identified a replacement fidelity bond or (ii) modified in a materially adverse manner without ten days' prior written notice to the Noteholders, the Indenture Trustee and the Rating Agencies, and such modification shall not result in the withdrawal or downgrade of the rating of any class of Notes.

                  Section 4.06 Reserved.

                  Section 4.07 Servicing Compensation; Payment of Certain Expenses and Custodian Fee by Servicer. Until such time as the Servicer has received a Servicer Termination Notice (and has been paid all accrued and unpaid Servicer Fees as of the date of actual termination), as compensation for its activities, the Servicer shall be entitled to receive the Servicer Fee pursuant to Section 3.04(b)(I)(iii) of the Indenture. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including, without limitation, (a) fees and disbursements of the Independent Public Accountants, (b) taxes imposed on the Servicer (but excluding any sales taxes imposed on any Obligor, the Originators, the Issuers, the Transferors, any Noteholder or any other Person), (c) expenses incurred in connection with distributions and reports to the Noteholders and (d) all other fees and expenses incurred by the Servicer in connection with performing its duties hereunder, not expressly stated hereunder to be for the account of the Noteholders or otherwise reimbursable pursuant to this Agreement or Indenture.

                  On each Payment Date, the Servicer shall pay to the Custodian the Custodian Fee out of funds retained by the Servicer from Collections to be used for such purpose pursuant to the Indenture.

                  Section 4.08 Monthly Statement. (a) With respect to each Payment Date and the related Collection Period, the Servicer will provide to the Back-up Servicer and the Indenture Trustee, and the Indenture Trustee will provide to the Noteholders and the Rating Agencies, on each Determination Date, a monthly statement (a "Monthly Statement"), signed by a Servicing Officer, in substantially the form of Exhibit A hereto.

                           (b) On each Determination Date, the Servicer will
deliver or cause to be delivered to the Indenture Trustee and the Back-up Servicer a Computer Tape and a diskette (or any other electronic transmission reasonably acceptable to the Indenture Trustee) in a format reasonably acceptable to the Indenture Trustee, containing the information with respect to the Contracts as of the preceding Collection Period necessary for preparation of the Monthly Statement relating to the immediately succeeding Determination Date and necessary to determine the application of Collections as provided in the Indenture. Other than the duties specifically set forth in the Transaction Documents, the Indenture Trustee shall have no obligations hereunder, including, without limitation, to supervise, verify, monitor or administer the performance of the Servicer or to verify the information contained on the Computer Tape delivered pursuant to this Section other than to verify that such Computer Tape is in a readable format.

                  Section 4.09 Annual Certificates as to Compliance. The Servicer will provide to the Indenture Trustee and the Rating Agencies, no later than 120 days following the end of each fiscal year, an Officer's Certificate stating that (a) a review of the activities of the Servicer, and the Servicer's performance pursuant to this Agreement, for the period ending on the last day of the immediately preceding fiscal year has been made under such Person's supervision, and (b) the Servicer has performed or has caused to be performed in all material respects all of its obligations under this Agreement throughout such period and no Event of Servicing Termination has occurred and is continuing (or, if an Event of Servicing Termination has so occurred and is continuing, specifying each such event, the nature and status thereof and the steps necessary to remedy such event, and, if an Event of Servicing Termination occurred during such fiscal year but is no longer continuing, and no notice thereof was given to the Indenture Trustee, specifying such Event of Servicing Termination and the steps which were taken to remedy such event).

                  Section 4.10 Annual Independent Public Accountant's Reports. The Initial Servicer will cause an Independent Public Accountant (who may also render other services to the Servicer) to furnish to the Indenture Trustee, the Noteholders and the Rating Agencies, no later than May 31 of each year, commencing May 31, 2001, a report relating to the previous calendar year to the effect that (a) such firm has read the Indenture and this Servicing Agreement,
(b) has examined, in accordance with the uniform Single Attestation Program for Mortgage Bankers ("USAP") and with certain procedures specified in such certificate or opinion, the records and calculations set forth in the Monthly Statements delivered by the Initial Servicer during the reporting period and certain specified documents and records relating to the servicing of the Contracts and the reporting requirements with respect thereto and (c) on the basis of such examination, certifies that the Initial Servicer complied with the minimum servicing standards identified in USAP, in all material respects, except for such significant exceptions or errors in records that, in the opinion of such firm, the USAP requires it to report, and the servicing reporting requirements have been conducted in compliance with the Indenture and the Servicing Agreement. In the event such firm requires the Indenture Trustee to agree to the procedures performed by such firm, the Servicer shall request the Indenture Trustee in writing to so agree; it being understood and agreed that the Indenture Trustee will deliver such letter of agreement upon written direction of the Majority Holders, and the Indenture Trustee shall not make any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures. Delivery of such reports, information and documents to the Indenture Trustee is for informational purposes only, and the Indenture Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Servicer's compliance with any of its covenants hereunder.

                  In the event the Back-up Servicer is then acting as Servicer, in lieu of the above, the Back-up Servicer, no later than May 31 of each year, commencing May 31, 2001, at its expense, shall cause an Independent Public Accountant to furnish a statement (an "Accountant's Statement") to the Indenture Trustee and the Noteholders to the effect that (i) such Independent Public Accountant has obtained a letter of representation regarding certain matters from the management of the Back-up Servicer, which includes an assertion that the Back-up Servicer has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans) identified in USAP, with respect to the servicing of commercial and multifamily mortgage loans the during the most recently completed calendar year and (ii) on the basis of an examination conducted by such Independent Public Accountant in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of Independent Public Accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those sub-servicers. With respect to any electronic version of an Accountant's Statement prepared by the reporting person, the reporting person shall receive written confirmation from the related accountants that such electronic version is a conformed copy of the original Accountant's Statement.

                  Section 4.11 Access to Certain Documentation and Information Regarding the Pledged Property. (a) The Servicer shall provide the Indenture Trustee, the Noteholders and their respective duly authorized representatives, agents, attorneys or accountants access to any and all documentation regarding the Pledged Property (including the List of Initial Contracts, all Lists of Subsequent Contracts and all Lists of Substitute Contracts) that the Servicer may possess, such access being afforded without charge but only upon reasonable request and during normal business hours, so as not to interfere unreasonably with the Servicer's normal operations or customer or employee relations, at offices of the Servicer designated by the Servicer.

                           (b) At all times during the term hereof, the Servicer
shall either (i) keep available in physical form at its principal executive office for inspection by the Indenture Trustee, any Noteholder, or their respective duly authorized representatives, agents, attorneys or accountants a list of all Contracts then subject to the lien of the Indenture, together with a reconciliation of such list to the List of Initial Contracts, all Lists of Subsequent Contracts and all Lists of Substitute Contracts and each of the Monthly Statements, indicating the cumulative removals and additions of Contracts, subject to the lien of the Indenture or (ii) maintain electronic facilities which allow such list and reconciliation to be generated.

                           (c) The Servicer will maintain accounts and records
as to each respective Contract serviced by the Servicer that are accurate and sufficiently detailed to permit (i) the reader thereof to know as of the most recent Calculation Date the status of such Contract, including payments and recoveries made and payments owing (and the nature of each), and (ii) reconciliation between payments or recoveries on (or with respect to) each Contract and the amounts from time to time deposited in the Collection Account in respect of such Contract.

                           (d) The Servicer will maintain its Contract
Management System and other computerized records so that, from and after the time of the pledge under the Indenture of each Contract to the Indenture Trustee, the Servicer's accounts and records (including any back-up computer archives) that refer to any Contract indicate clearly that the Contract is Pledged Property. Indication of a Contract being Pledged Property will be deleted from or modified on the Servicer's accounts and records when, and only when such Contract is an Early Termination Contract, an Expired Contract or a Purchased Contract and all amounts payable under the

Contract or, in the case of a Purchased Contract, under the Transaction Documents, have been paid in full.

                           (e) The failure of the Servicer to disclose
information whose disclosure is not permitted by applicable law shall not constitute a breach of this Section 4.11.

                  Section 4.12 Financial Statements. The Servicer (except if the Back-up Servicer is acting in such capacity) shall provide to the Indenture Trustee, the Noteholders and the Rating Agencies (i) quarterly unaudited financial statements of the Servicer for the then-current fiscal year and (ii) annual audited financial statements of the Servicer for the most recently completed fiscal year; provided, that to the extent such information is publicly available on a website, the Servicer shall only need to notify the Indenture Trustee, the Noteholders and the Rating Agencies in writing of the availability of such financial statements and the address for the website where such financial statements are located.

                  Section 4.13 Performance of Back-up Servicer's Duties. (a) The Back-up Servicer, prior to becoming the successor Servicer, shall perform the following duties and obligations:

                                    (i) On or prior to the Business Day
following each related Determination Date, the Back-up Servicer shall review the summary and settlement report worksheets contained in the Monthly Statement and will verify that the correct balances have been inserted based solely on the formulas contained in the Monthly Statement. The Back-up Servicer shall not be required to review or verify any other information contained in the Monthly Statement. The Back-up Servicer shall notify the Servicer and the Indenture Trustee in writing of any disagreements with the summary and settlement worksheet in the Monthly Statement based on such review not later than the 2nd Business Day preceding the related Payment Date to the extent such Monthly Statement was received on or prior to the Business Day following the related Determination Date and as soon as practicable if it is received after such date.

                                    (ii) If the Servicer disagrees with the
notice provided under paragraph (i) above by the Back-up Servicer or if the Servicer has not reconciled such discrepancy, the Back-up Servicer agrees to confer with the Servicer to resolve such disagreement as promptly as practicable and shall settle such discrepancy with the Servicer if possible, and notify the Indenture Trustee and the Ratings Agencies in writing of the resolution thereof. The Servicer hereby agrees to cooperate at its own expense with the Back-up Servicer in reconciling any discrepancies therein. If after the notification provided under paragraph (i) above by the Back-up Servicer and prior to the related Payment Date, such discrepancy is not resolved, the Back-up Servicer shall promptly notify in writing the Indenture Trustee of the continued existence of such discrepancy. Following receipt of such notice by the Indenture Trustee, the Servicer shall deliver to the Indenture Trustee and the Back-up Servicer no later than two Business Days after such receipt, a certificate describing the nature and amount of such discrepancies and the actions the Servicer proposes to take with respect thereto.

                           (b) In the event that the Back-up Servicer shall
become the Servicer hereunder, the Back-up Servicer shall service and administer the Contracts and perform all of its duties hereunder in accordance with customary and usual procedures employed by institutions servicing commercial loans, which institutions are considered prudent by the Back-up Servicer, and in accordance with the Back-up Servicer's own customary practices, or if a higher standard, the highest degree of skill and attention that the Back-up Servicer exercises with respect to contracts comparable to the Contacts that the Back-up Servicer services for itself.

                           (c) The Back-up Servicer undertakes to perform only
such duties and obligations as are specifically set forth in this Agreement, it being expressly understood by all parties hereto that there are no implied duties or obligations of the Back-up Servicer hereunder. Without limiting the generality of the foregoing, the Back-up Servicer, except as expressly set forth herein, shall have no obligation to supervise, verify, monitor or administer the performance of the Servicer. The Back-up Servicer shall have no liability for any act or omission of the Servicer. Neither the Back-up Servicer nor any of its officers, directors, employees or agents shall be liable, directly or indirectly, for any damages or expenses arising out of the services performed under this Agreement other than damages or expenses which result from the gross negligence or willful misconduct of it or them.

                  Section 4.14 Indemnity for Liability Claims. The Issuers shall indemnify, defend and hold harmless the Back-up Servicer (which shall include any of its directors, employees, officers and agents) against and from any and all costs, expenses, losses, damages, claims and liabilities arising out of or resulting from this Agreement to the extent not paid by the Servicer pursuant to
Section 5.01 of this Agreement. Such amounts shall be paid solely from amounts on deposit in the Collection Account pursuant to Section 3.04(b)(I)(ii) of the Indenture and is otherwise non-recourse to the Issuers; provided, that the Back-up Servicer shall not be entitled to any indemnification for any cost, expense, loss, damage or liability arising out of or resulting from the willful misconduct or gross negligence of the Back-up Servicer or its directors, employees, officers or agents.

                                   ARTICLE 5

                                  THE SERVICER

                  Section 5.01 Liability of Servicer; Indemnities. (a) The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer herein. Such obligations shall include the following:

                                    (i) The Servicer (unless the Back-up
Servicer is then acting as Servicer) shall indemnify, defend and hold harmless the Indenture Trustee (which shall include any of its directors, employees, officers and agents), the Issuers, the Originators, the Transferors, the Back-up Servicer and the Noteholders against and from, and reimburse for, any and all costs, expenses, losses, liabilities, obligations, damages, claims, injuries (to persons, property or natural resources), penalties, documentary stamp or similar taxes, actions, suits and judgments arising out of or resulting from the use, repossession, foreclosure or operation of any Collateral by the Servicer; and

                                    (ii) The Initial Servicer shall indemnify,
defend and hold harmless the Indenture Trustee (which shall include any of its directors, employees, officers and agents), the Issuers, the Originators, the Transferors, the Back-up Servicer and the Noteholders against and from, and reimburse for, any and all costs, losses, liabilities, obligations, expenses (including the reasonable fees and expenses of agents and counsel) claims, damages, injuries (to persons, property or natural resources), penalties, documentary stamp or similar taxes, actions, suits and judgments to the extent that such losses, claims, damages or liabilities arose out of, or were imposed upon the Indenture Trustee, the Issuers, the Originators, the Transferors or the Noteholders in connection with or by reason of (a) the acts of the Initial Servicer or the failure by the Initial Servicer to perform its duties under this Agreement or under the other Transaction Documents or errors or omissions of the Initial Servicer related to such duties including the making of any representations or warranties hereunder which are inaccurate in any material respect; provided that the Indenture Trustee shall not be entitled to any indemnification hereunder to the extent that such loss, expense, claim or liability resulted from the Indenture Trustee's gross negligence or willful misconduct. The provisions of this Section shall run directly to and be enforceable by an injured party subject to the limitations hereof, and the indemnification provided to the Indenture Trustee, the Issuers, the Originators, the Transferors and the Noteholders pursuant to this Article V by the Initial Servicer shall survive the payment in full of the Notes, the termination of the Indenture, and the resignation or removal of the Indenture Trustee.

                           (b) If the Back-up Servicer is acting as Servicer,
the Back-up Servicer will indemnify, defend and hold harmless the Issuers, the Originators, the Indenture Trustee, the Transferors, the Servicer and the Noteholders against any and all costs, losses, liabilities, obligations, expenses, claims, damages, injuries, penalties, actions, suits and judgments arising out of (i) a breach of the representations and warranties of the Back-up Servicer hereunder or (ii) arising out of the willful misconduct or gross negligence of the Back-up Servicer in performing its duties as successor Servicer hereunder provided, however, that the Back-up Servicer shall have no obligation to indemnify any Person for any cost, loss, liability, obligation, expense, claim, damage, injury, penalty, action, suit or judgment arising out of the gross negligence or willful misconduct of such Person or for any loss or damage which is in the nature of consequential or indirect loss or damage.

                           (c) The Servicer shall pay any amounts owing pursuant
to Section 5.01(a) hereof directly to the indemnified Person, and such amounts shall not be deposited in the Collection Account.

                           (d) Indemnification under this Section 5.01 shall
include, without limitation, reasonable fees and expenses of counsel and expenses of litigation reasonably incurred. If the Servicer has made any indemnity payments to the Indenture Trustee, the Issuers, the Originators, the Transferors or the Noteholders pursuant to this Section 5.01 and such party thereafter collects any of such amounts from others, such party will promptly repay such amounts collected to the Servicer, without interest.

                  Section 5.02 Merger, Consolidation, or Assumption of the Obligations of Servicer. Any entity (i) into which the Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Servicer shall be a party or (iii) succeeding to the business of the Servicer, shall be the successor to the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and such entity in any of the foregoing cases shall execute an agreement of assumption, in a form reasonably satisfactory to the Indenture Trustee and the Noteholders, agreeing to perform every obligation of the Servicer hereunder; provided, however, that the Initial Servicer shall not merge or consolidate with any other entity nor discontinue its existence until the Indenture Trustee has received written confirmation from the Rating Agencies that such action shall not adversely affect the rating of any Class of Notes. The Servicer shall provide prompt written notice of any such event to the Issuers, the Indenture Trustee, the Noteholders and the Rating Agencies.

                  Section 5.03 Limitation on Liability of Servicer and Others. Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Indenture Trustee, the Originators, the Transferors, the Issuers or the Noteholders, except as expressly provided herein, for any action taken or for refraining from the taking of any action pursuant to this Agreement or the Indenture or for errors in judgment made in good faith; provided, however, that this provision shall not protect the Servicer or any Person against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties hereunder or under the Indenture. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder or under the Indenture. Except as provided herein, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the Pledged Property in accordance with this Agreement and that in its opinion may involve it in any expense or liability.

                  Section 5.04 Servicer Not to Resign. Subject to the provisions of Section 5.02 hereof, the Servicer shall not resign from the obligations and duties hereby imposed on it as Servicer except upon consent of the Majority Holders or a determination that the performance of its duties hereunder is no longer permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee, the Noteholders and the Rating Agencies. No such resignation shall become effective until a successor Servicer reasonably acceptable to the Majority Holders shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 6.02 hereof.

                                   ARTICLE 6

                              SERVICING TERMINATION

                  Section 6.01 Events of Servicing Termination. (a) If any of the following events (each an "Event of Servicing Termination") shall occur and be continuing:

                                    (i) Any failure by the Servicer (A) to make
a Servicer Advance in accordance with Section 4.03 hereof (for so long as HPSC, Inc. or any of its Affiliates is acting as Servicer) or (B) to make any payment or deposit required to be made hereunder that, in either case, continues unremedied for a period of two Business Days after the date such Servicer Advance, payment or deposit, as applicable, was due (or with respect to reimbursable fees and expenses payable to third parties by the Servicer, within ten Business Days of the date when any such reimbursement was due);

                                    (ii) Any failure by the Servicer to submit a
Monthly Statement pursuant to Section 4.08 hereof that continues unremedied for a period of three Business Days after the earlier of the date upon which (A) the Indenture Trustee or a Noteholder provides written notification to the Servicer of such failure or (B) any Servicing Officer has actual knowledge that the Indenture Trustee and the Noteholders have not received a copy of the Monthly Statement in accordance with the provisions hereof;

                                    (iii) Any failure on the part of the
Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement or any other Transaction Document to which it is a party or any breach of a representation or warranty of the Servicer set forth in Section 2.02 of this Agreement, which failure or breach, individually or taken together with all other failures or breaches, (A) materially and adversely affects the rights of the Indenture Trustee, the Noteholders or the Issuers and (B) continues unremedied for a period of 30 days after the earlier to occur of (x) the date on which written notice of such failure or breach shall have been given to a Servicing Officer by the Indenture Trustee, the Issuers or any of the Noteholders or (y) the date on which any Servicing Officer has actual knowledge, or is required pursuant to the terms of this Agreement to provide notice to the Noteholders, of any such failure or breach;

                                    (iv) The Servicer shall consent to the
appointment of a custodian, receiver, trustee or liquidator (or other similar official) of itself, or of a substantial part of its property, or shall admit in writing its inability to pay its debts generally as they come due, a court of competent jurisdiction shall determine that the Servicer is generally not paying its debts as they come due or the Servicer shall make a general assignment for the benefit of creditors;

                                    (v) The Servicer shall file a voluntary
petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any bankruptcy laws (as now or hereafter in effect) or an answer admitting the material allegation of a petition filed against the Servicer in any such proceeding, or the Servicer shall, by voluntary petition, answer or consent, seek relief under the provisions of any now existing or future bankruptcy or other similar law providing for the reorganization or winding up of debtors, or providing for an agreement, composition, extension or adjustment with its creditors;

                                    (vi) A petition against the Servicer in a
proceeding under applicable bankruptcy laws or other insolvency laws, as now or hereafter in effect, shall be filed and shall not be stayed, withdrawn or dismissed within 60 days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of debtors which may apply to the Servicer, any court of competent jurisdiction shall assume jurisdiction, custody or control of the Servicer, or any substantial part of its property, and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of 60 days;

                                    (vii) Any assignment of rights or
delegations of duties by the Servicer with respect to its duties or rights hereunder, except as specifically permitted hereunder, or any attempt to make such an assignment or delegation;

                                    (viii) A Restricting Event shall occur;

                                    (ix) The occurrence of a change of control
of the Servicer ("control" having the meaning ascribed to it in the rules and regulations under the Securities Exchange Act of 1934, as amended);

                                    (x) Failure of the Initial Servicer or the
Originators to make one or more payments due with respect to aggregate recourse debt or other obligations exceeding $1,000,000, after giving effect to any applicable cure period, so long as such failure shall be continuing and shall not have been waived by the Person or Persons entitled to performance;

                                    (xi) One or more judgments, decrees or
orders against the Servicer or any Originator for the payment of money aggregating in excess of $1,000,000 shall exist, and any one of such judgments, decrees or orders shall have been unsatisfied and in effect for any period of 60 consecutive days without a stay of execution; provided, however that the foregoing shall not apply to the extent of any judgment which is covered by an insurance policy (a) provided by an insurance company ranking among the four highest ratings in Best's Key Rating Guide, (b) with respect to which such insurance company has acknowledged in writing its payment obligation for such judgment, and (c) with respect to which such insurance coverage is not subject to any deductible which is in an amount which would cause the payment to be made by such insurance company to be insufficient to reduce the outstanding judgment to below $1,000,000.

                                    (xii) Failure of the Servicer and its
Affiliates, on a consolidated basis, to maintain a minimum tangible net worth of $35,000,000 million plus (a) 100% of new equity offerings and (b) 75% of consolidated net income for each fiscal quarter commencing March 31, 2000 (without any offset for any net losses during any such fiscal quarter); or

                                    (xiii) The Initial Servicer and its
Affiliates, on a consolidated basis, shall report negative net income in any two or more consecutive fiscal quarters;

then, and in each and every case, so long as an Event of Servicing Termination shall not have been remedied within any applicable period set forth above, the Indenture Trustee shall, at the written direction of the Majority Holders, by notice (the "Servicer Termination Notice") then given in writing to the Servicer, terminate all, but not less than all, of the rights and obligations of the Servicer under this Agreement. The Indenture Trustee shall furnish a copy of any Servicer Termination Notice to the Rating Agencies.

                  In the event the Back-up Servicer is acting as Servicer hereunder, events described in clauses (viii) through (xiii) above shall not constitute Events of Servicing Termination in respect of the Back-up Servicer acting as Servicer hereunder.

                           (b) On and after the time the Servicer receives a
Servicer Termination Notice pursuant to this Section 6.01, all authority and power of the Servicer under this Agreement, whether with respect to the Notes or the Contracts or otherwise, shall pass to and be vested in the Back-up Servicer and, without limitation, the Back-up Servicer is hereby authorized and empowered (which authority and power are coupled with an interest and are irrevocable) to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such Servicer Termination Notice, whether to complete the transfer of the Contracts and related documents or otherwise.

                  The predecessor Servicer agrees to cooperate with the Indenture Trustee and the successor Servicer in effecting the termination of the responsibilities and rights of the Back-up Servicer hereunder, including, without limitation, providing the Back-up Servicer with access to its servicing system and records with respect to the Contracts, and transferring to the Back-up Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall have been deposited by the predecessor Servicer, in the Collection Account or the Lockbox Account, or thereafter shall be received with respect to Contracts, and in accordance therewith, the Indenture Trustee shall have the right to receive distributions of all Collections on deposit in the Lockbox Account. To assist the Back-up Servicer in enforcing all rights under the Contracts, the predecessor Servicer, at its own expense, shall transfer its electronic records relating to such Contracts to the Back-up Servicer in such electronic form as the Back-up Servicer may reasonably request and shall transfer the related Contract Files and all other records, correspondence and documents relating to the Contracts that it may possess to the Back-up Servicer in the manner and at such times as the Back-up Servicer shall reasonably request.

                           (c) Following the occurrence of an Event of Servicing
Termination, but without limiting the rights of the Indenture Trustee or the Majority Holders under any other provisions of the Transaction Documents, the Majority Holders may direct the Indenture Trustee in writing, to conduct a review of the Servicer's cash application procedures with respect to Collections on the Contracts, including, without limitation, transfers from the Lockbox Account to the Collection Account, and the Indenture Trustee hereby agrees to conduct such review, or cause a third party to conduct such review, at the expense of the Servicer on such basis as the Majority Holders shall reasonably determine.

                  Section 6.02 Resignation of Servicer; Back-up Servicer; Appointment of Successor; Limitations on Liability.

                           (a) Upon the Servicer's receipt of notice of
termination pursuant to Section 6.01 or the Servicer's resignation pursuant to
Section 5.04, the Back-up Servicer shall be the successor in all respects to the Servicer in its capacity as servicer under this Servicing Agreement (including the right to withdraw funds from the Lock-Box Accounts), and shall be subject to all the responsibilities, duties and liabilities of the Servicer pursuant to this Servicing Agreement; provided, however, that BNY Asset Solutions, LLC, in its capacity as Back-up Servicer, shall not be responsible for, and shall have no liability with respect to, the acts or omissions of the Servicer or any prior servicer occurring prior to the time that BNY Asset Solutions, LLC, becomes the Servicer hereunder; and, provided further, that before becoming subject to all the responsibilities, duties and liabilities of the Servicer hereunder, the Back-up Servicer may require that satisfactory indemnity or other security be furnished to protect it against all liability, except liability which is adjudicated to have resulted from its negligence or willful misconduct. As compensation therefor, the Back-up Servicer shall be entitled to such compensation, payable out of the Collection Account, as the Servicer would have been entitled to under this Servicing Agreement if no such notice of termination had been given.

                           (b) Notwithstanding subsection (a) above, BNY Asset
Solutions, LLC, may, if for any reason BNY Asset Solutions, LLC, shall be unwilling to act as Back-up Servicer, or shall, if it shall be legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established financial institution reasonably acceptable to the Majority Holders, whose regular business shall include the servicing of contracts comparable to the Contracts and the appointment of which will not cause a downgrade in the ratings assigned by the Rating Agencies to the Notes, as the successor to the Servicer under this Servicing Agreement. BNY Asset Solutions, LLC, shall act as Back-up Servicer until a successor is appointed in accordance herewith. In connection with such appointment, the Indenture Trustee may make such arrangements for the compensation of such successor, out of payments on the Contracts, as it and such successor shall agree; provided, however, that the Servicing Fee Rate shall not be in excess of 0.75% per annum unless approved in writing by the Holders of at least 66 2/3 percent of the aggregate outstanding Note Principal Balance of the Notes. Pending appointment of a successor to the Servicer hereunder, BNY Asset Solutions, LLC, shall act in such capacity, subject to the protections afforded BNY Asset Solutions, LLC, in subsections (a) and (c) of this Section 6.02. The Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Notwithstanding anything else herein to the contrary, in no event shall the Indenture Trustee be liable for any servicing fee or for any differential in the amount of the servicing fee paid hereunder and the amount necessary to induce any successor Servicer to act as successor Servicer under this Agreement and the transactions set forth or provided for herein.

                  In the event the Back-up Servicer becomes the successor Servicer, it may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Servicer, the Issuers, and each Noteholder, which resignation will not become effective until such time as a successor Servicer has been appointed in accordance with the provisions of this
Section 6.02. Upon receiving such notice of resignation, the Issuers shall promptly appoint a successor Servicer, acceptable to the Majority Holders, by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Servicer and one copy to the successor Servicer. If no successor Servicer shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the Indenture Trustee shall petition any court of competent jurisdiction for the appointment of a successor Servicer.

                           (c) Notwithstanding any other provision of this
Agreement, in the event that BNY Asset Solutions, LLC, acts as the servicer in accordance with this Section 6.02, it shall be entitled to terminate any existing Subservicing Agreements and perform the duties required of the Servicer by entering into one or more Subservicing Agreements with a Subservicer selected by it with reasonable care. The Indenture Trustee shall pay any subservicing fees to any such Subservicer engaged by it with the Servicing Fee.

                           (d) BNY Asset Solutions LLC, in its capacity as
Back-up Servicer or as Servicer, may resign from the duties and obligations hereby imposed on it upon at least 60 days written notice to the Indenture Trustee and the Noteholders; provided that BNY Asset Solutions, LLC may not resign in its capacity as Servicer until a successor Servicer is appointed pursuant to Section 6.02 hereof. If no successor Servicer shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the Indenture

Trustee shall petition any court of competent jurisdiction for the appointment of a successor Servicer.

                           (e) In its capacity as Back-up Servicer, the Back-up
Servicer shall be entitled to receive the Back-up Servicing Fee.

                           (f) Upon the resignation or termination of the
Initial Servicer and the assumption of its duties by the Back-up Servicer in accordance with this Section 6.02, the Back-up Servicer shall no longer be entitled to receive the Back-up Servicing Fee, and shall be entitled to receive the Servicer Fee which shall be inclusive of all other amounts reimbursable pursuant to this Agreement.

                  Section 6.03 Notification to Noteholders. The Servicer shall promptly notify a Responsible Officer of the Indenture Trustee and the Noteholders in writing of any Event of Servicing Termination. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this
Article VI, the Indenture Trustee shall give prompt written notice thereof to the Noteholders at their respective addresses appearing in the Register, the Issuers and the Rating Agencies.

                  Section 6.04 Waiver of Past Defaults. The Majority Holders may, on behalf of the Noteholders, with notice to the Indenture Trustee, waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Servicing Termination arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly waived. The Servicer shall promptly deliver to each of the Rating Agencies notice of any such waiver.

                  Section 6.05 Effects of Termination of Servicer. (a) Upon the appointment of the successor Servicer, the predecessor Servicer shall immediately remit any Scheduled Payments, Final Scheduled Payments, Liquidation Proceeds or other payments that it may receive pursuant to any Contract or otherwise to the successor Servicer for the benefit of the Indenture Trustee on behalf of the Noteholders after such date of appointment.

                           (b) Subject to Section 6.02 hereof, after the
delivery of a Servicer Termination Notice, the predecessor Servicer shall have no further rights or obligations with respect to the management or servicing of the Pledged Property or the enforcement, custody or collection of the Contracts, and the successor Servicer shall have all of such obligations, except that the predecessor Servicer will transmit or cause to be transmitted directly to the successor Servicer for the benefit of the Noteholders, promptly upon receipt and in the same form in which received, any amounts held by the predecessor Servicer (properly endorsed where required for the successor Servicer to collect them) received as payments upon or otherwise in connection with the Contracts. The predecessor Servicer's indemnification obligations pursuant to Section 5.01 hereof will survive the termination or resignation of the predecessor Servicer but will not extend to any acts or omissions of a successor Servicer.

                           (c) An Event of Servicing Termination shall not
affect the rights and duties of the parties hereunder (including, but not limited to, the obligations and indemnities of the Servicer pursuant to Article IV of the Indenture and Section 5.01 hereof) other than those relating to the management, servicing, custody or collection of the Contracts.

                                   ARTICLE 7

                            MISCELLANEOUS PROVISIONS

                  Section 7.01 Amendment. (a) This Agreement may be amended from time to time by the Issuers, the Servicer, the Back-up Servicer and the Indenture Trustee, without the consent of any of the Noteholders, to cure any ambiguity herein; provided, however, that such action shall not, as evidenced by an Opinion of Counsel acceptable to the Indenture Trustee, adversely affect in any respect the interests of any Noteholder.

                           (b) This Agreement may also be amended from time to
time by the Servicer, the Issuers and the Indenture Trustee with the written consent of the Majority Holders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, payments that are required to be made on any Note without the written consent of the Holder of such Note or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the written consent of the Holders of all Notes then outstanding.

                           (c) Prior to the effectiveness of any amendment under
Section 7.01(a) or (b) hereof, the Rating Agencies shall have confirmed in writing their respective ratings of the Notes.

                           (d) Promptly after the execution of any such
amendment, the Indenture Trustee shall furnish a written copy of the text of such amendment (and any consent required with respect thereto) to each Noteholder and the Rating Agencies.

                           (e) Approval of the particular form and substance of
any proposed amendment or consent shall be necessary for the consent of the Noteholders under Section 7.01(b) hereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by the Noteholders shall be subject to such reasonable requirements as the Indenture Trustee may prescribe.

                           (f) The Indenture Trustee shall be entitled to
receive an officer's certificate and an Opinion of Counsel to the effect that all conditions precedent to the amendment of this Agreement have been satisfied. The Indenture Trustee may, but shall not be obligated to, execute and deliver any such amendment which affects the Indenture Trustee's rights, powers, immunities or indemnifications hereunder.

                  Section 7.02 Counterparts. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

                  Section 7.03 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS OF ANY STATE.

                  Section 7.04 Waiver of Jury Trial. The Issuers, the Servicer, the Originators and the Indenture Trustee each hereby waive any right to have a jury participate in resolving any dispute, sounding in contract, tort, or otherwise arising out of, connected with, related to, or in connection with this agreement. Instead, any dispute resolved in court will be resolved in a bench trial without a jury.

                  Section 7.05 Notices. All demands, notices, instructions, directions and communications hereunder (other than periodic communications of a routine nature made in connection with the dissemination of information regarding the Pledged Property, the Servicer and the Issuers required to be delivered hereunder, which shall be delivered or mailed by first class mail or facsimile transmission) shall be in writing, personally delivered or mailed by overnight courier, and shall be deemed to have been duly given upon receipt (a) in the case of the Servicer, at 60 State Street, Boston, Massachusetts, 02109-1803, (b) in the case of the Originators, if to HPSC, at 60 State Street, Boston, Massachusetts, 02109-1803 and if to ACFC, at 433 South Main Street, W. Hartford, Connecticut 06110, (c) in the case of the Issuers, if to LLC I at 60 State Street, Suite ___, Boston, Massachusetts 02109-1803 and if to LLC II at 60 State Street, Suite ___, Boston Massachusetts 02109-1803, with a copy to the Originators as set forth in clause (b) above, (d) in the case of the Indenture Trustee, at 2 North LaSalle Street, Chicago, Illinois 60602, (e) in the case of the Back-up Servicer, at 600 E. Las Colinas Blvd., Suite 1300, Irving, Texas 75039, with a copy to BNY Asset Solutions LLC, 6550 Rock Spring Drive, Suite 280, Bethseda, Maryland 20817, Attention: ABS Servicing, (f) in the case of S&P, at 55 Water Street, 40th Floor, New York, NY 10041, Attention: Asset Backed Surveillance, telephone (212) 438-2000, telecopy (212) 438-2661, (g) in the case of Fitch, at One State Street Plaza, New York, New York 10004, Attention: Asset Backed Surveillance, telephone (212) 908-0500, telecopy (212) 635-0476, and (h) in the case of Moody's, at 99 Church Street, New York, New York 10007,
Attention: ABS Monitoring Group, telephone (212) 553-0300, telecopy (212) 298-7139, email: ServiceReport@moodys.com. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail or overnight courier, postage prepaid, at the address of such Noteholder as shown in the Note Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given on the fifth Business Day following mailing, whether or not the Noteholder receives such notice. A copy of each notice sent by any party to a Noteholder hereunder shall be promptly sent by such party to each Rating Agency.

                  Section 7.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions, or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Notes or the rights of the Holders thereof.

                  Section 7.07 Third Party Beneficiaries. The parties hereto acknowledge and agree that the Noteholders are intended third party beneficiaries of this Agreement.

                  Section 7.08 Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 5.02 hereof, this Agreement may not be assigned by the Servicer except with prior written consent of the Majority Holders. Notice of any such assignment received by a Responsible Officer of the Indenture Trustee shall be given to the Rating Agencies by the Indenture Trustee.

                  Section 7.09 Binding Effect. This Agreement shall inure to the benefit of, and shall be binding upon the Servicer, the Originator, the Issuers, the Indenture Trustee and the Noteholders and their respective successors and permitted assigns, subject, however, to the limitations contained in this Agreement. This Agreement shall not inure to the benefit of any Person other than the Issuers, the Servicer, the Indenture Trustee and the Noteholders.

                  Section 7.10 Survival of Agreement. All covenants, agreements, representations and warranties made herein and in the other documents delivered pursuant hereto shall survive the pledge of the Pledged Property and the issuance of the Notes and shall continue in full force and effect until payment in full of the Notes and all amounts owing to the Indenture Trustee hereunder and under the other Transaction Documents, as applicable.

                  Section 7.11 Captions. The captions or headings in this Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Agreement.

                  Section 7.12 Exhibits. The exhibits to this Agreement are hereby incorporated herein and made a part hereof and are an integral part of this Agreement.

                  Section 7.13 Calculations. Except as otherwise provided in this Agreement, including, without limitation, with respect to the calculation of interest on the Class A Notes, the Class B1 Notes and the VFN Notes all interest rate calculations under this Agreement, including those with respect to the Contracts, will be made on the basis of a 360-day year and twelve 30-day months and will be carried out to at least seven decimal places.

                  Section 7.14 No Proceedings. The Servicer, each Originator and the Indenture Trustee each hereby agrees that it will not directly or indirectly institute, or cause to be instituted, against any of the Issuers or the Transferors any bankruptcy or insolvency proceeding so long as there shall not have elapsed one year plus one day since the maturity date of the latest maturing securities of either of the Issuers.

                  Section 7.15 Rights of Indenture Trustee. The Indenture Trustee shall be afforded the same rights, protections, immunities and indemnities set forth in the Indenture as if specifically set forth herein.

                  IN WITNESS WHEREOF, the Servicer, the Originators, the Issuers and the Indenture Trustee have caused this Agreement to be duly executed by their respective officers, all as of the day and year first above written.

                             HPSC EQUIPMENT RECEIVABLES 2000-1 LLC I, as
                                  Issuer


                             By:__________________________________
                                  Name:
                                  Title:


                             HPSC EQUIPMENT RECEIVABLES 2000-1 LLC II, as
                                  Issuer


                             By:__________________________________
                                  Name:
                                  Title:


                             HPSC, INC., as Servicer


                             By:__________________________________
                                  Name:
                                  Title:


                             HPSC, INC., as Originator


                             By:__________________________________
                                  Name:
                                  Title:

                             AMERICAN COMMERCIAL FINANCE
                                  CORPORATION, as Originator


                             By:__________________________________
                                  Name:
                                  Title:


                             BNY MIDWEST TRUST COMPANY, not in its
                                  individual capacity
                                  but solely as Indenture Trustee


                             By:__________________________________
                                  Name:
                                  Title:


                             BNY ASSET SOLUTIONS, LLC, as Back-up Servicer


                             By:__________________________________
                                  Name:
                                  Title:


                     [Signature Page to Servicing Agreement]

                                                                       EXHIBIT A


                            FORM OF MONTHLY STATEMENT

                                                                       EXHIBIT B

                    FORM OF REQUEST FOR RELEASE OF DOCUMENTS

                                            [Date]



BNY Midwest Trust Company
2 North LaSalle Street, Suite 1020
Chicago, Illinois 60602


         Re: Servicing Agreement, dated as of December 1, 2000, among HPSC Equipment Receivables 2000-1 LLC I and HPSC Equipment Receivables 2000-1 LLC II, as Issuers, HPSC, Inc., as Servicer, HPSC, Inc. and American Finance Commercial Corporation, as Originators, and BNY Midwest Trust Company, as Indenture Trustee


                  In connection with the administration of the pool of Contracts held by BNY Midwest Trust Company, as Indenture Trustee, for the benefit of the Noteholders we request the release, and acknowledge receipt, of the (Contract File/[specify document]) for the Contract described below, for the reason indicated.

Obligor's Name, Address & Zip Code:


Contract Number:


Reason for Requesting Documents (check one)

____   1.         Contract Paid in Full.

                           (Servicer hereby certifies that all amounts received in connection therewith have been credited to the Collection Account)

____  2.          Contract Liquidated.

                           (Servicer hereby certifies that all proceeds of foreclosure, insurance or other liquidation have been received and credited to the Collection Account)

____  3.          Contract in Foreclosure.

____  4.          Contract Purchased. (Servicer hereby certifies that the
                  Purchase Amount has been deposited in the Collection Account)

____  5.          Contract Substituted.

____  6.          Other (explain)_____________________________________________

                  If box 1 or 2 above is checked, and if all or part of the Contract File was previously released to us, please release to us our previous receipt on file with you, as well as any additional documents in your possession relating to the above specified Contract.

                  If box 3, 4, 5 or 6 above is checked, upon our return of all of the above documents to the Indenture Trustee, please acknowledge your receipt by signing in the space indicated below, and returning this form.

                                   HPSC, INC., as Servicer


                                   By:
                                      ----------------------------------------
                                         Name:
                                         Title:


Documents returned to Indenture Trustee:

BNY MIDWEST TRUST COMPANY,
    as Indenture Trustee


By:
   -----------------------------------------
      Name:
      Title:

      Date:


                                      B-2